AMENDMENT TO
SUBADVISORY AGREEMENT

This amendment (“Amendment”) to the Subadvisory Agreement (the “Agreement”) dated as of April 17, 2023, by and between Aristotle Pacific Capital, LLC and Aristotle Investment Services, LLC (together, the “Parties”) is effective as of February 17, 2026.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to reflect the addition of a new series; namely, Aristotle Pacific EXclusive Fund Series C under the Agreement, effective February 17, 2026; and

WHEREAS, Section 19(f) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.Exhibit A of the Agreement is hereby deleted and replaced in its entirety by Exhibit A attached hereto.

3.Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

ARISTOTLE PACIFIC CAPITAL, LLC    ARISTOTLE INVESTMENT
                            SERVICES, LLC

By:    /s/ Joshua Schwab____________        By:    /s/ Richard Schweitzer
Name:    Joshua Schwab                Name:    Richard Schweitzer
Title:    Chief Operating Officer & Chief
    Financial Officer                Title:    Authorized Officer
Date:    02/17/2026__________________        Date:    02/17/2026

Exhibit A

ARISTOTLE FUNDS SERIES TRUST
FEE SCHEDULE

Effective: February 17, 2026

Fund: Aristotle Core Bond Fund

The Investment Adviser will pay to the Subadviser a monthly fee for its services for the above noted Fund based on the annual percentage of the average daily net assets of the Fund pursuant to the following schedule:

Rate%
0.18%

If the Subadviser provides services for less than a whole month, fees shall be prorated for the portion of a month in which the Agreement is effective.

Fund: Aristotle Core Income Fund

The Investment Adviser will pay to the Subadviser a monthly fee for its services for the above noted Fund based on the annual percentage of the average daily net assets of the Fund pursuant to the following schedule:

Rate%
0.20%

If the Subadviser provides services for less than a whole month, fees shall be prorated for the portion of a month in which the Agreement is effective.

Fund: Aristotle Floating Rate Income Fund

The Investment Adviser will pay to the Subadviser a monthly fee for its services for the above noted Fund based on the annual percentage of the average daily net assets of the Fund pursuant to the following schedule:

Rate%
0.30%

If the Subadviser provides services for less than a whole month, fees shall be prorated for the portion of a month in which the Agreement is effective.

Fund: Aristotle High Yield Bond Fund

The Investment Adviser will pay to the Subadviser a monthly fee for its services for the above noted Fund based on the annual percentage of the average daily net assets of the Fund pursuant to the following schedule:

Rate%
0.30%

If the Subadviser provides services for less than a whole month, fees shall be prorated for the portion of a month in which the Agreement is effective.

Fund: Aristotle Pacific EXclusive Fund Series C

The Investment Adviser will pay to the Subadviser a monthly fee for its services for the above noted Fund based on the annual percentage of the average daily net assets of the Fund pursuant to the following schedule:

Rate%
0.00%

If the Subadviser provides services for less than a whole month, fees shall be prorated for the portion of a month in which the Agreement is effective.

Fund: Aristotle Pacific EXclusive Fund Series H

The Investment Adviser will pay to the Subadviser a monthly fee for its services for the above noted Fund based on the annual percentage of the average daily net assets of the Fund pursuant to the following schedule:

Rate%
0.00%

If the Subadviser provides services for less than a whole month, fees shall be prorated for the portion of a month in which the Agreement is effective.

Fund: Aristotle Pacific EXclusive Fund Series I

The Investment Adviser will pay to the Subadviser a monthly fee for its services for the above noted Fund based on the annual percentage of the average daily net assets of the Fund pursuant to the following schedule:

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Rate%
0.00%

If the Subadviser provides services for less than a whole month, fees shall be prorated for the portion of a month in which the Agreement is effective.

Fund: Aristotle Short Duration Income Fund

The Investment Adviser will pay to the Subadviser a monthly fee for its services for the above noted Fund based on the annual percentage of the average daily net assets of the Fund pursuant to the following schedule:

Rate%
0.10%

If the Subadviser provides services for less than a whole month, fees shall be prorated for the portion of a month in which the Agreement is effective.

Fund: Aristotle Strategic Income Fund

The Investment Adviser will pay to the Subadviser a monthly fee for its services for the above noted Fund based on the annual percentage of the average daily net assets of the Fund pursuant to the following schedule:

Rate%
0.31%

If the Subadviser provides services for less than a whole month, fees shall be prorated for the portion of a month in which the Agreement is effective.

Fund: Aristotle Ultra Short Income Fund

The Investment Adviser will pay to the Subadviser a monthly fee for its services for the above noted Fund based on the annual percentage of the average daily net assets of the Fund pursuant to the following schedule:

Rate%
0.13%

If the Subadviser provides services for less than a whole month, fees shall be prorated for the portion of a month in which the Agreement is effective.
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